EXHIBIT 99

Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
240-631-3280
BurrowsR@ebsi.com

Media Contact:
Lynn Kieffer
Vice President, Corporate Communications
240-631-3391
KiefferL@ebsi.com

EMERGENT BIOSOLUTIONS ANNOUNCES CLOSING OF NEW $200 MILLION SENIOR SECURED CREDIT FACILITY

Facility Includes an Accordion Feature Enabling $100 Million of Additional Capacity for a Total of $300 Million

GAITHERSBURG, Md., October 2, 2017—Emergent BioSolutions Inc. (NYSE: EBS) today announced that it has completed a new five-year, $200 million syndicated senior secured credit facility. This new facility replaces and represents an increase from the Company's prior $100 million facility, which was scheduled to expire in December 2018. The new facility enhances the Company's financial flexibility, providing increased capacity to drive growth through strategic acquisitions along with working capital as needed.

The credit facility also includes a $100 million accordion feature, which could expand total commitments to up to $300 million with an additional $100 million in revolver or incremental term loans, at the Company's option, subject to certain conditions and requirements under the credit agreement. The company did not make any borrowings under the facility nor does it intend to borrow under the facility in connection with the planned closings of the previously announced acquisitions of raxibacumab from GSK and the ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) business from Sanofi.

"This credit facility expansion enables Emergent to take advantage of more favorable financial market conditions and provides us the flexibility to continue to pursue additional acquisitions aligned with our growth strategy, with the goal of enhancing long-term shareholder value," stated Robert G. Kramer, Sr., executive vice president and chief financial officer at Emergent BioSolutions. "We appreciate the strong support and confidence of our expanded lender group."

Wells Fargo Securities, LLC acted as the lead arranger for the syndicated credit facility. JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and RBC Capital Markets acted as joint lead arrangers and joint book runners.

About Emergent BioSolutions
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally emerging public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at emergentbiosolutions.com. Follow us @emergentbiosolu.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria and to integrate such companies, products or product candidates; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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